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                                                                     Exhibit 4.3

                              INVESTMENT LETTER AND
                             SUBSCRIPTION AGREEMENT
                                 DECORIZE, INC.

     Decorize, Inc.
     211 S. Union Street, Suite F
     Springfield, MO 65802
     Attn:    Alex Budzinsky

              Re: Decorize, Inc. - Subscription for Common Stock and Warrants

     Gentlemen:

              1. Subscription. The undersigned (the "Subscriber") intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase, subject to the terms and conditions set forth below, the securities (the "Securities") issued by Decorize, Inc., a Delaware corporation (the "Corporation") specified on page 7 below. The undersigned hereby tenders this subscription, together with payment of the total amount (the "Funds") described on page 7, for the Securities set forth on such page. The Funds shall be paid in cash or by cashier's check payable to the order of "Decorize, Inc." or by wire transfer to the Corporation's bank account. Tender of the Funds and a fully completed and executed copy of this Investment Letter and Subscription Agreement (this "Agreement") shall be by delivery of the same to the Corporation at the address shown above.

              The undersigned acknowledges that the Corporation reserves the right, in its sole and absolute discretion, to reject this subscription, in whole or in part, for any reason. If this subscription is rejected, this Agreement and signature page shall be null and void and all Funds shall be returned, with interest. The Subscriber hereby intends that his or her signature hereon shall constitute an irrevocable subscription to purchase the Securities specified on page 7. Upon the acceptance of this Agreement by the Corporation, a copy of the signature page hereof, duly executed by the Corporation, will be returned to the Subscriber.

              2. Subscriber's Status as an Accredited Investor. THE SUBSCRIBER IS AN "ACCREDITED INVESTOR," AS SUCH TERM IS DEFINED IN RULE 501(a) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), BY REASON OF QUALIFYING UNDER ONE OR MORE OF THE TESTS CHECKED BELOW: (CHECK AND INITIAL THE SPACE OR SPACES BELOW THAT APPLY)


  /s/ FG       (a)  Any director, executive officer or general partner of the
----------          Corporation.
Initial if
Applicable

  /s/ FG       (b)  Any natural person whose individual net worth, or joint net
----------          worth with that person's spouse, at the time of his or her
Initial if          purchase exceeds $1,000,000.
Applicable

               (c)  Any private business development company as defined in
----------          Section 202(a)(22) of the Investment Advisors Act of 1940.
Initial if
Applicable


                (d) Any natural person who had an individual income in excess of
----------          $200,000 in each of the two most Initial if recent years or
Initial if          joint income with that person's spouse in excess of $300,000
Applicable          in each of those Applicable years and has a reasonable
                    expectation of reaching the same income level in the current year.

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___________  (e)  Any organization described in Section 501(c)(3) of the
Initial if        Internal Revenue Code, corporation, Massachusetts or similar
Applicable        business trust, or Corporation not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

___________  (f)  Any trust, with total assets in excess of $5,000,000, not
Initial if        formed for the specific purpose of acquiring the Securities,
Applicable        whose purchase is directed by a sophisticated person as
                  described in Rule 506(b) of Regulation D of the Securities
                  Act.

___________  (g)  Any entity in which all of the equity owners are Accredited
Initial if        Investors.
Applicable

___________  (h)  Any employee benefit plan within the meaning of the Employee
Initial if        Retirement Income Security Act of 1974, if the investment
Applicable        decision is made by a plan fiduciary (as defined in Section
                  3(21) of the Act) which is either a bank, savings and loan association, insurance company or registered investment advisor, or if such employee benefit plan has total assets of more than $5,000,000, or if such employee benefit plan is a self-directed plan and the investment decisions are made solely by persons that are accredited investors within the meaning set forth in paragraphs (a)-(g) above.

         3. Acknowledgment of Investment Risks. The Subscriber acknowledges that an investment in the Securities involves certain significant risks. Each prospective investor acknowledges that there is a substantial risk that the Subscriber will lose all or a portion of his or her investment in the Corporation and should be financially capable of bearing the risk of such investment for an indefinite period of time.

         4. Representations and Warranties of the Subscriber. The Subscriber acknowledges, warrants and represents to the Corporation as follows:

               (a) The Subscriber has received, has thoroughly read, is familiar with and understands the contents of this Agreement describing, among other things, the Corporation, the offering of the Securities and the risks associated with the Securities. Furthermore, the Subscriber is familiar with the operations and business of the Corporation, and the Subscriber has received such information as it has deemed appropriate with respect to the Corporation, and the Securities being offered by the Corporation, all in a manner and to an extent that has allowed the Subscriber to make an informed investment decision regarding the Securities.

               (b) The Subscriber is an Accredited Investor, as indicated above, is sophisticated and well-informed and has such knowledge and experience in financial and business matters in general and in investments in particular, based on actual participation, as is necessary to enable the Subscriber to evaluate the merits and risks of a purchase of the Securities.

               (c) The Subscriber has no need for liquidity in his or her investment in the Securities and is able to bear the risk of that investment for an indefinite period. The Subscriber understands that there presently is no public market for the Securities and none is anticipated to develop in the foreseeable future. The Subscriber's present financial condition is such that the Subscriber is under no present or contemplated future need to dispose of any portion of the Securities subscribed for hereby to satisfy any existing or contemplated undertaking, need or indebtedness. The Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to his or her net worth and the investment in the Corporation will not cause such overall commitment to become excessive. The Subscriber's investment in the Securities does not exceed twenty percent (20%) of the Subscriber's net worth (or, if applicable, the joint net worth of the Subscriber and the Subscriber's spouse).

               (d) The Securities has not been registered under the Securities Act, or any state securities act, and is being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts. Reliance on such exemptions is predicated in part on the accuracy of the Subscriber's

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         representations and warranties set forth herein. The Subscriber acknowledges that there can be no assurance that the Subscriber will be able to liquidate his investment in the Corporation. The Subscriber understands that the Corporation is under no obligation to register the Securities under the Securities Act or to comply with any applicable exemption under the Securities Act on behalf of the Subscriber with respect to any resale of the Securities and that the Subscriber will not be able to avail himself of the provisions of Rule 144 promulgated under the Securities Act with respect to the resale of the Securities until the Securities has been beneficially owned by the Subscriber for the requisite period following the date of purchase as is provided under Rule 144.

            (e) If the Subscriber is not a citizen, resident or national of the United States, to insure that the Securities purchased by such Subscriber does not become subject to the United States securities laws, the undersigned foreign citizen, resident or national hereby agrees that its Securities, or any portion thereof, may not be sold exchanged, assigned, or disposed of in the United States or in its territories or possessions, prior to twenty-four (24) months after the completion of the sale of the Securities, as determined by the Board of Directors. Any attempted transfer of any Securities held by any foreign citizen, resident or national in contravention of any of the provisions shall be null and void and will not bind or be recognized by the Corporation and shall have no effect. The foregoing restrictions are in addition to and must be satisfied independently of those set forth in paragraph (d) immediately above.

            (f) In evaluating the merits and risks of an investment in the Corporation, the Subscriber has relied on the advice of his or her own personal legal and financial counsel.

            (g) The Securities are being acquired solely for the Subscriber's own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Subscriber has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. In order to induce the Corporation to issue and sell to the undersigned the Securities subscribed for hereby, the parties hereto agree that the Corporation will have no obligation to recognize the ownership, beneficial or otherwise, of the Securities by anyone other than the Subscriber. The Subscriber is not taking and will not take or cause to be taken any action that would cause the Subscriber to be deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act.

            (h) There are substantial risk factors pertaining to an investment in the Corporation. The Subscriber acknowledges that he or she has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Corporation is a recently formed entity with limited operating history and financial resources; and the Subscriber is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

            (i) The Subscriber is subscribing for the Securities, as indicated in Paragraph 1, without being furnished any offering literature or prospectus other than this Agreement. The Subscriber also has been given the opportunity to (i) ask questions of and receive answers from the Corporation and its designated representatives concerning the terms and conditions of the offering, the Corporation and the business and financial condition of the Corporation and (ii) obtain any additional information that the Corporation possesses or can acquire without unreasonable effort or expense that is necessary to assist the Subscriber in evaluating the advisability of an investment in the Corporation and verifying the accuracy of information furnished in the Corporation Agreement. The Subscriber is not relying on any oral representation made by any other person as to the Corporation or its operations and financial condition.

            (j) The Subscriber understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Corporation.

            (k) The address of the Subscriber set forth on the signature page hereof is a true and correct residence address, and the Subscriber is a bona fide resident and domiciliary of such state or jurisdiction and has no present intention of becoming a resident of any other state or jurisdiction.

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The foregoing representations and warranties of the Subscriber are complete, true and accurate as of the date hereof and shall survive delivery of the Funds to the Corporation for all purposes. If in any respect any of such representations and warranties shall not be true and accurate following delivery of the funds but prior to the sale of the Securities, the Subscriber shall give prompt written notice of such fact to the Corporation, specifying which representations and warranties are not true and accurate and the reasons therefor.

         5. Assignment. The Subscriber shall not assign or transfer this Agreement, and hereby further agrees and acknowledges that any transfer of the Securities to be acquired by the Subscriber pursuant to the terms hereof shall be made only in accordance with the transfer restrictions described in Paragraph 4 and any other restrictions under applicable federal and state securities laws.

         6. Indemnification. The undersigned understands and acknowledges that the sale of the Securities to the Subscriber will be based upon the representations and warranties set forth herein and in other instruments and documents relating to the Subscriber's subscription for the Securities, and the Subscriber hereby agrees to indemnify and defend the Corporation and hold each officer, director, employee and attorney of either harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may be put or which they may incur by reason of, or in connection with, any misrepresentation made by the Subscriber herein or elsewhere, any breach by the Subscriber of the representations or warranties set forth herein or elsewhere, or the failure by the Subscriber to fulfill any of his or her covenants or agreements set forth herein or elsewhere or arising out of the sale or distribution of any of the Securities by the Subscriber in violation of the Securities Act or any other applicable securities or "Blue Sky" laws.

         7. Confidentiality. The Subscriber understands and acknowledges that this Agreement and the information provided to the Subscriber regarding the Corporation are confidential, and hereby represents and warrants to the Corporation that the Subscriber will not reproduce or distribute them, in whole or in part, nor divulge any of their contents, to any person other than his or her legal, tax, accounting or other advisors, if any, without the prior written consent of the Corporation.

         8. No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Subscriber, the Subscriber does not thereby or in any other manner waive any rights granted to him under applicable federal or state securities laws.

         9. Execution of this Agreement. If the Subscriber is a Corporation, each of the partners shall sign below and, by signing below, each such partner represents and warrants that (a) each one of the representations, warranties, agreements or understandings set forth herein applies to that Corporation; and
(b) the person who has executed this agreement on behalf of the Corporation identified as the Subscriber is authorized so to sign. If the Subscriber is a trust, a trustee (or co-trustee) of the trust should sign on behalf of the trust and such trustee (or co-trustee) must be authorized by the applicable trust agreement to make this investment and to enter into this Agreement. If the Subscriber is a corporation, the corporation shall sign and the individual so signing on behalf of the corporation must be authorized to sign on its behalf. If the Subscriber is a limited liability company, the limited liability company shall sign and the individual so signing on behalf of the limited liability company must be authorized to sign on its behalf. Upon a request of the Corporation, such corporation will furnish to the Corporation the appropriate language of its charter or by-laws, or both, authorizing the corporation to make such investment and the appropriate minutes or resolutions authorizing specific purchase of the Securities and authorizing or directing the execution and delivery of documentation in connection therewith.

         10. Notices. Any notices or other communications required or permitted hereby shall be made in writing and shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, return receipt requested, (i) to the Subscriber, at the residence address set forth on the signature page hereof, and (ii) to the General Partner on behalf of the Corporation, at 211 S. Union Street, Suite F, Springfield, Missouri, Attn: President.

         11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors or assigns of the Corporation and to the personal and legal representatives, heirs, guardians and successors of the Subscriber.

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         12. Applicable Law. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY
BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL OF THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUSIVE OF ITS CONFLICTS OF LAWS RULES, APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED THEREIN.

         13. Acceptance by the Corporation. This Agreement may be accepted or rejected by the Corporation, in its sole and absolute discretion, in whole or in part. Acceptance by the Corporation shall be effected by counterpart execution of this Agreement by an authorized signatory thereof.

         14. Subscription. The Securities to be issued by the Corporation and purchased by the Subscriber, and the aggregate purchase price therefore, are described below:


         Total Subscription Amount:            $50,000.00
         Number and Description
         of Securities subscribed for:                 20,000 shares of Common
                                                              Stock, $.001 par
                                                              value per share

                                                       Five year Warrants to
                                                       purchase 20,000 shares of
                                                       Common Stock, $.001 par
                                                       value, for an exercise
                                                       price equal to $3.00 per
                                                       share

                  [remainder of page intentionally left blank]

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                    SUBSCRIPTION AGREEMENT SIGNATURE PAGE FOR
                          INDIVIDUALS AND JOINT TENANTS

          EXECUTED this 6th day of May, 2002 at Stratham, New Hampshire

Subscriber's Address:                       /s/ Fabian Garcia
                                            ------------------------------------
8A Camden Park                              (Signature of First Subscriber)
Singapore 299799
                                            Fabian Garcia
                                            ------------------------------------
                                            (Printed Name of First Subscriber)
                                            Social Security No.: [redacted]



                                  NOTARIZATION

STATE OF NEW HAMPSHIRE

COUNTY OF RABINGHAM

         The foregoing instrument was subscribed and sworn to before me this 6th day of May, 2002, by the undersigned. Witness my hand and official seal.

                                            /s/ Claudia A. Hill
                                            ------------------------------------
                                            Notary Public
[SEAL]                                 My Term Expires: December 3, 2002




Approved and accepted:

DECORIZE, INC.


By: /s/ Jon Baker
   ------------------------------------
Name: Jon Baker
Title: Chief Executive Officer and President